UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 9, 2018

The Goodyear Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Innovation Way, Akron, Ohio		44316-0001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-796-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.07. Submission of Matters to a Vote of Security Holders.

The Goodyear Tire & Rubber Company’s Annual Meeting of Shareholders was held on April 9, 2018 (the “Annual Meeting”). At the Annual Meeting, 215,042,292 shares of common stock, without par value, or approximately 89% of the 240,478,880 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxies.

Set forth below are the matters acted upon by Goodyear shareholders at the Annual Meeting, and the final voting results on each matter.

1. Election of Directors. Twelve persons were nominated by the Board of Directors for election as directors of Goodyear, each to hold office for a one-year term expiring at the 2019 annual meeting of shareholders and until his or her successor is duly elected and qualified. Each nominee was an incumbent director, no other person was nominated, and each nominee was elected. There were 22,694,866 broker non-votes with respect to each nominee. The votes cast for or against, as well as abstentions with respect to, each nominee were as follows:

Shares of Common
	Shares of Common	Stock
Name of Director	Stock Voted For	Voted Against	Abstentions
James A. Firestone	186,821,832 (97.1%)	5,117,908 (2.7%)	407,686 (0.2%)
Werner Geissler	187,920,542 (97.7%)	3,998,767 (2.1%)	428,117 (0.2%)
Peter S. Hellman	187,781,657 (97.6%)	4,098,167 (2.1%)	467,602 (0.2%)
Laurette T. Koellner	186,977,977 (97.2%)	4,899,209 (2.5%)	470,240 (0.2%)
Richard J. Kramer	177,499,165 (92.3%)	14,358,295 (7.5%)	489,966 (0.3%)
W. Alan McCollough	185,311,722 (96.3%)	6,524,585 (3.4%)	511,119 (0.3%)
John E. McGlade	187,087,784 (97.3%)	4,777,437 (2.5%)	482,205 (0.3%)
Michael J. Morell	187,915,549 (97.7%)	3,975,831 (2.1%)	456,046 (0.2%)
Roderick A. Palmore	186,798,082 (97.1%)	5,047,689 (2.6%)	501,655 (0.3%)
Stephanie A. Streeter	185,274,725 (96.3%)	6,573,894 (3.4%)	498,807 (0.3%)
Thomas H. Weidemeyer	185,290,306 (96.3%)	6,613,908 (3.4%)	443,212 (0.2%)
Michael R. Wessel	186,883,406 (97.2%)	4,994,466 (2.6%)	469,554 (0.2%)

2. Advisory vote regarding the compensation of named executive officers. An advisory resolution that the shareholders approve the compensation of Goodyear’s named executive officers was submitted to, and voted upon by, the shareholders. There were 175,249,145 shares of common stock voted in favor of, and 16,436,418 shares of common stock voted against, said resolution. The holders of 661,863 shares of common stock abstained and there were 22,694,866 broker non-votes. The resolution, having received the affirmative vote of the holders of at least a majority (91.4%) of the votes cast “for” and “against” the matter at the Annual Meeting, was adopted.

3. Ratification of appointment of independent registered public accounting firm. A resolution that the shareholders ratify the action of the Audit Committee in selecting and appointing PricewaterhouseCoopers LLP as the independent registered public accounting firm for Goodyear for the year ending December 31, 2018 was submitted to, and voted upon by, the shareholders. There were 205,048,997 shares of common stock voted in favor of, and 9,635,724 shares of common stock voted against, said resolution. The holders of 357,571 shares of common stock abstained and there were no broker non-votes. The resolution, having received the affirmative vote of the holders of at least a majority (85.3%) of the shares of common stock outstanding and entitled to vote at the Annual Meeting, was adopted.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Goodyear Tire & Rubber Company

April 12, 2018	By:	David L. Bialosky

Name: David L. Bialosky
Title: Senior Vice President, General Counsel and Secretary